Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2014, except for Note 13, as to which the date is July 2, 2014, relating to the financial statements of Sage Therapeutics, Inc., which appears in Sage Therapeutics, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-196849).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 17, 2014